UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 15, 2024
____________________

Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4980

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2024, upon the recommendation of the Board of Directors (the “Board”) of Civeo Corporation (“Civeo), at the 2024 Annual General Meeting of Shareholder (the “Annual General Meeting”), the shareholders of Civeo approved amendments to Articles 14.2, 14.6, 14.10 and 14.11 of the Articles of Civeo (the “Articles”) to declassify the Board and phase-in annual director elections and to make certain related non-substantive changes to the Articles with respect to the filling of vacancies (the “Declassification Amendment”) as described in Civeo’s proxy statement filed with the Securities and Exchange Commission on April 12, 2024 (the “Proxy Statement”).

As a result, Civeo delivered Amended and Restated Articles of Civeo reflecting the Declassification Amendment (the “Amended and Restated Articles”) for deposit at the records office of Civeo on May 16, 2024, at which time the Amended and Restated Articles became effective.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Articles, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

    At the Annual General Meeting, the shareholders of Civeo: (1) elected three Class I nominees to the Board; (2) voted, on an advisory basis, in favor of the compensation of the persons listed as named executive officers in the Proxy Statement; (3) ratified the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2024 and until the next annual general meeting of shareholders and authorized the directors of Civeo, acting through the Audit Committee, to determine the remuneration to be paid to Ernst & Young LLP for 2024; (4) approved an amendment to the Articles to declassify the Board and phase-in annual director elections; and (5) did not approve an amendment to the Articles to remove the provisions governing the special rights and restrictions of the Class A Series I Preferred Shares and return the shares constituting such series to the general pool of preferred shares. The proposals related to each matter are described in detail in the Proxy Statement. The voting results for each proposal are as follows:

Proposal 1 - To elect the three Class I nominees to the Board:

	For	Withheld	Broker Non-Votes
C. Ronald Blankenship	11,265,650	195,911	1,685,972
Michael Montelongo	11,088,150	373,411	1,685,972
Charles Szalkowski	11,033,169	428,392	1,685,972

Proposal 2 - To approve, on an advisory basis, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
10,328,484	348,129	784,948	1,685,972

Proposal 3 – To ratify the appointment of Ernst & Young LLP as Civeo’s independent registered public accounting firm for the year ending December 31, 2024 and until the next annual general meeting of shareholders and to authorize the directors of Civeo, acting through the Audit Committee, to determine the remuneration to be paid to Ernst & Young LLP for 2024:

For	Withheld	Broker Non-Votes
13,141,047	6,486	0

Proposal 4 - Approval of an amendment to the Articles of Civeo Corporation to declassify Civeo’s board of directors and phase-in annual director elections:

For	Against	Abstain	Broker Non-Votes
10,719,561	4,908	737,092	1,685,972

Proposal 5 – Approval of an amendment to the Articles of Civeo Corporation to remove the provisions governing the special rights and restrictions of the Class A Series I Preferred Shares and return the shares constituting such series to the general pool of preferred shares:

For	Against	Abstain	Broker Non-Votes

3,498,968	7,067,505	895,088	1,685,972

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description of Document

3.1 Amended and Restated Articles of Civeo Corporation

104 Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2024

            CIVEO CORPORATION

                    By: /s/ Barclay Brewer ,
                    Name:    Barclay Brewer
Title:    Interim Chief Financial Officer